Exhibit 5.2

November 8, 2021

Presidio Property Trust, Inc.

4995 Murphy Canyon Road, Suite 300

San Diego, California 92123

Re:	Registration Statement on Form S-11

Ladies and Gentlemen:

This opinion is furnished to you in connection with the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by Presidio Property Trust, Inc., a Maryland corporation (the “Company”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration by the Company of (i) warrants (the “Warrants”) of the Company to purchase up to 13,971,397 shares (the “Warrant Shares”) of Series A Common Stock, $0.01 par value per share (“Series A Common Stock”), of the Company and (ii) the Warrant Shares.

We are acting as securities counsel for the Company in connection with the Registration Statement. In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and statements of public officials, certificates of officers or representatives of the Company, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of all originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others, including those set forth in the Form of Warrant Agent Agreement, copy of which has been filed as Exhibit 4.6 to the Registration Statement (the “Warrant Agent Agreement”).

We are admitted to the Bar in the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York.

You are separately receiving an opinion from Venable LLP with respect to certain matters of Maryland law.

1185 Avenue of the Americas | 31st Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that the Warrants, when issued by the Company and delivered by the Company in accordance with and in the manner described in the Registration Statement, and the Warrant Agent Agreement, when executed and delivered by the Company, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability and comply with and do not violate the laws of the State of New York.

We express no opinion as to the enforceability of any rights to indemnification provided for in the Warrant Agent Agreement that are violative of the public policy underlying any law, rule or regulation.

We consent to the filing of this opinion as an exhibit to the Registration Statement and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion letter is given as of the date hereof and we do not undertake any liability or responsibility to inform you of any change in circumstances occurring, or additional information becoming available to us, after the date hereof which might alter the opinions contained herein.

Very truly yours,

/s/ Sichenzia Ross Ference LLP
Sichenzia Ross Ference LLP

1185 Avenue of the Americas | 31st Floor | New York, NY | 10036

T (212) 930 9700 | F (212) 930 9725 | WWW.SRF.LAW